Exhibit 99.2

Analog Devices Reports First Quarter Fiscal 2021 Results at the High End of Guidance

•Revenue of $1.56 billion with double digit year-over-year growth across all B2B markets
•Operating cash flow of $2.1 billion and free cash flow of $1.9 billion, or 33% of revenue, on a trailing twelve months basis
•Returned over $380 million to shareholders in the first quarter through dividends and share repurchases
•Increased quarterly dividend by 11%, marking the Company's 18th increase over the last 17 years

WILMINGTON, Mass.--(BUSINESS WIRE)--February 17, 2021--Analog Devices, Inc. (Nasdaq: ADI), a leading global high-performance semiconductor company, today announced financial results for its first quarter of fiscal 2021, which ended January 30, 2021.

“ADI delivered strong first quarter results at the high end of our outlook, reflecting the diversity of our business and our alignment to the most important secular growth trends,” said Vincent Roche, President and CEO. “Revenue increased 20% year-over-year with growth across all market segments, including a record quarter for our Industrial business. While the economic backdrop remains uncertain, we are confident that a broad-based recovery is underway given continued momentum in ADI’s bookings and lean inventories across the industry.”

Roche continued, “ADI remains focused on addressing our customers’ toughest challenges and providing breakthrough solutions, pushing the edge of what is possible. At the same time, we are passionately driven to deliver a positive impact on the world around us, enabling a more connected, safer and sustainable future, while creating value for all stakeholders.”

Performance for the First Quarter of Fiscal 2021

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Jan. 30, 2021	Feb. 1, 2020	Change
Revenue	$1,558	$1,304	20%
Gross margin	$1,045	$848	23%
Gross margin percentage	67.1%	65.1%	200 bps
Operating income	$464	$273	70%
Operating margin	29.8%	21.0%	880 bps
Diluted earnings per share	$1.04	$0.55	89%

Adjusted Results
Adjusted gross margin	$1,090	$893	22%
Adjusted gross margin percentage	70.0%	68.5%	150 bps
Adjusted operating income	$635	$481	32%
Adjusted operating margin	40.7%	36.9%	380 bps
Adjusted diluted earnings per share	$1.44	$1.03	40%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Jan. 30, 2021	Jan. 30, 2021
Net cash provided by operating activities		$428	$2,087
% of revenue		27%	36%
Capital expenditures		$(67)	$(178)
Free cash flow		$361	$1,909
% of revenue		23%	33%

		Three Months Ended	Trailing Twelve Months
Cash Return		Jan. 30, 2021	Jan. 30, 2021
Dividend paid		$(229)	$(916)
Stock repurchases		(157)	(296)
Total cash returned		$(386)	$(1,212)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.

Outlook for the Second Quarter of Fiscal Year 2021

For the second quarter of fiscal 2021, we are forecasting revenue of $1.60 billion, +/- $50 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 30.6%, +/-110 bps, and adjusted operating margin of approximately 41.0%, +/-70 bps. We are planning for reported EPS to be $1.06, +/-$0.08, and adjusted EPS to be $1.44, +/-$0.08.

Our second quarter fiscal 2021 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.69 per outstanding share of common stock. The dividend will be paid on March 9, 2021 to all shareholders of record at the close of business on February 26, 2021.

Conference Call Scheduled for Today, Wednesday, February 17, 2021 at 10:00 am ET

ADI will host a conference call to discuss our first quarter fiscal 2021 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 800-859-9560, or 706-634-7193 for international calls, ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 3567727, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow margin percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1 which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1; acquisition related transaction costs2; restructuring related expense3; and charitable foundation contribution4 which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1; acquisition related transaction costs2; restructuring related expense3; and charitable foundation contribution4 which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1; acquisition related transaction costs2; restructuring related expense3; and charitable foundation contribution4 which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items5 which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1; acquisition related transaction costs2; restructuring related expense3; charitable foundation contribution4; and tax related items5 which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow margin percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations, and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology

Corporation (Linear) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Acquisition Related Transaction Costs: Costs directly related to the proposed Maxim Integrated Products, Inc. acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Restructuring Related Expense: Expenses incurred in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Charitable Foundation Contribution: Expenses incurred in connection with a one time contribution of registered shares of common stock to the Analog Devices Foundation. We excluded this expense from our non-GAAP measures because this expense has no direct correlation to the operation of our business in the future.
5Tax Related Items: Income tax effect of the non-GAAP items discussed above. We excluded the income tax benefit/provision effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our ongoing operating results.

About Analog Devices

Analog Devices (Nasdaq: ADI) is a leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding our proposed acquisition of Maxim Integrated Products, Inc. (“Maxim”); the impact of the COVID-19 pandemic on our business, financial condition and results of operations; expected revenue, operating margin, tax rate, earnings per share, and other financial results; expected market trends, market share gains, operating leverage, production and inventory levels; expected customer demand and order rates for our products and expected product offerings; product development; and marketing position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets; erosion of consumer confidence and declines in customer spending; unavailability of raw materials, services, supplies or manufacturing capacity; changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our or Maxim’s estimates of our respective expected tax rates based on current tax law; our ability to successfully integrate Maxim’s businesses and technologies; the risk that the expected benefits and synergies of the proposed transaction and growth prospects of the combined company may not be fully achieved in a timely manner, or at all; adverse results in litigation matters, including the potential for litigation related to the proposed transaction; the risk that we or Maxim will be unable to retain and hire key personnel; the risk associated with the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; uncertainty as to the long-term value of our common stock; the diversion of management time on transaction-related matters; our ability to successfully integrate acquired businesses and technologies; and the risk that expected benefits, synergies and growth prospects of acquisitions may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Jan. 30, 2021	Feb. 1, 2020
Revenue	$1,558,458	$1,303,565
Cost of sales	513,087	455,423
Gross margin	1,045,371	848,142
Operating expenses:
Research and development	288,150	257,073
Selling, marketing, general and administrative	185,275	199,280
Amortization of intangibles	107,648	107,225
Special charges	438	11,136
Total operating expenses	581,511	574,714
Operating income	463,860	273,428
Nonoperating expense (income):
Interest expense	42,479	48,813
Interest income	(209)	(1,940)
Other, net	(15,028)	338
	27,242	47,211
Income before income taxes	436,618	226,217
Provision for income taxes	48,099	22,343
Net income	$388,519	$203,874

Shares used to compute earnings per common share - basic	369,203	368,241
Shares used to compute earnings per common share - diluted	373,106	372,264

Basic earnings per common share	$1.05	$0.55
Diluted earnings per common share	$1.04	$0.55

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Jan. 30, 2021	Oct. 31, 2020
Cash & cash equivalents	$1,048,063	$1,055,860
Accounts receivable	826,964	737,536
Inventories	618,640	608,260
Other current assets	131,074	116,032
Total current assets	2,624,741	2,517,688
Net property, plant and equipment	1,129,214	1,120,561
Other investments	91,720	86,729
Goodwill	12,282,751	12,278,425
Intangible assets, net	3,535,475	3,650,280
Deferred tax assets	1,466,489	1,503,064
Other assets	309,720	311,856
Total assets	$21,440,110	$21,468,603

Other current liabilities	$1,277,537	$1,364,986
Debt, current	399,220	—
Long-term debt	4,747,347	5,145,102
Deferred income taxes	1,862,068	1,919,595
Other non-current liabilities	1,066,192	1,040,975
Shareholders' equity	12,087,746	11,997,945
Total liabilities & equity	$21,440,110	$21,468,603

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	Jan. 30, 2021	Feb. 1, 2020
Cash flows from operating activities:
Net income	$388,519	$203,874
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	56,309	59,863
Amortization of intangibles	145,044	144,069
Stock-based compensation expense	36,638	37,501
Deferred income taxes	(27,275)	(13,982)
Non-cash contribution to charitable foundation	—	40,000
Other non-cash activity	(14,553)	2,332
Changes in operating assets and liabilities	(156,741)	(124,009)
Total adjustments	39,422	145,774
Net cash provided by operating activities	427,941	349,648
Percent of revenue	27%	27%
Cash flows from investing activities:
Proceeds from other investments	18,566	—
Additions to property, plant and equipment	(67,388)	(54,839)
Cash paid for asset acquisition	(22,522)	—
Payments for acquisitions, net of cash acquired	(2,428)	—
Changes in other assets	(1,299)	107
Net cash used for investing activities	(75,071)	(54,732)

Cash flows from financing activities:
Dividend payments to shareholders	(229,179)	(199,160)
Repurchase of common stock	(157,057)	(106,030)
Proceeds from employee stock plans	19,920	16,113
Changes in other financing activities	2,493	(495)
Net cash used for financing activities	(363,823)	(289,572)
Effect of exchange rate changes on cash	3,156	742

Net (decrease) increase in cash and cash equivalents	(7,797)	6,086
Cash and cash equivalents at beginning of period	1,055,860	648,322
Cash and cash equivalents at end of period	$1,048,063	$654,408

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Jan. 30, 2021			Feb. 1, 2020
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$855,454	55%	24%	$687,685	53%
Communications	281,049	18%	16%	241,804	19%
Automotive	245,250	16%	19%	205,712	16%
Consumer	176,705	11%	5%	168,364	13%
Total revenue	$1,558,458	100%	20%	$1,303,565	100%

*The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Jan. 30, 2021	Feb. 1, 2020

Gross margin	$1,045,371	$848,142
Gross margin percentage	67.1%	65.1%
Acquisition related expenses	44,997	45,016
Adjusted gross margin	$1,090,368	$893,158
Adjusted gross margin percentage	70.0%	68.5%

Operating expenses	$581,511	$574,714
Percent of revenue	37.3%	44.1%
Acquisition related expenses	(110,300)	(111,782)
Acquisition related transaction costs	(15,236)	—
Charitable foundation contribution	—	(40,000)
Restructuring related expense	(438)	(11,136)
Adjusted operating expenses	$455,537	$411,796
Adjusted operating expenses percentage	29.2%	31.6%

Operating income	$463,860	$273,428
Operating margin	29.8%	21.0%
Acquisition related expenses	155,297	156,798
Acquisition related transaction costs	15,236	—
Charitable foundation contribution	—	40,000
Restructuring related expense	438	11,136
Adjusted operating income	$634,831	$481,362
Adjusted operating margin	40.7%	36.9%

Provision for income taxes	$48,099	$22,343
Income tax effect of adjustments above	22,796	28,280
Adjusted provision for income taxes	$70,895	$50,623

Income before income taxes	436,618	226,217
Effective tax rate	11.0%	9.9%
Acquisition related expenses	155,297	156,798
Acquisition related transaction costs	15,236	—
Charitable foundation contribution	—	40,000
Restructuring related expense	438	11,136
Adjusted income before income taxes	$607,589	$434,151
Adjusted tax rate	11.7%	11.7%

Diluted EPS	$1.04	$0.55
Acquisition related expenses	0.42	0.42
Acquisition related transaction costs	0.04	—
Charitable foundation contribution	—	0.11
Restructuring related expense	0.00	0.03
Income tax effect of adjustments above	(0.06)	(0.08)
Adjusted diluted EPS*	$1.44	$1.03
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Jan. 30, 2021	Jan. 30, 2021	Oct. 31, 2020	Aug. 1, 2020	May 2, 2020
Revenue	$5,857,949	$1,558,458	$1,526,295	$1,456,136	$1,317,060
Net cash provided by operating activities	$2,086,780	$427,941	$672,598	$557,200	$429,041
% of Revenue	36%	27%	44%	38%	33%
Capital expenditures	$(178,241)	$(67,388)	$(29,888)	$(20,804)	$(60,161)
Free cash flow	$1,908,539	$360,553	$642,710	$536,396	$368,880
% of Revenue	33%	23%	42%	37%	28%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending May 1, 2021
	Reported	Adjusted
Revenue	$1.60 Billion	$1.60 Billion
	(+/- $50 Million)	(+/- $50 Million)
Operating margin	30.6%	41% (1)
	(+/-110 bps)	(+/-70 bps)
Nonoperating expense	~ $44 Million	~ $44 Million
Tax rate	11% to 13%	11% to 13% (2)
Earnings per share	$1.06	$1.44 (3)
	(+/- $0.08)	(+/- $0.08)

(1) Includes $166 million of adjustments related to acquisition related expenses and acquisition related transaction costs as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $23 million of tax effects associated with the adjustments for acquisition related expenses and acquisition related transaction costs noted above.
(3) Includes $0.38 of adjustments related to the net impact of $0.44 of acquisition related expenses and acquisition related transaction costs, as well as $0.06 of tax effects on those items.

(ADI-WEB)

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Sr. Director of Investor Relations
781-461-3282
investor.relations@analog.com

Media Contacts:
Teneo
Ms. Andrea Calise
917-826-3804
andrea.calise@teneo.com

Teneo
Ms. Megan Fenton
917-860-0356
megan.fenton@teneo.com